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                                                                    EXHIBIT 12.1

                          EDISON MISSION HOLDINGS CO.

             COMPUTATION OF THE RATIO OF EARNINGS TO FIXED CHARGES

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                                                               NINE MONTHS
                                                                  ENDED
                                                              SEPTEMBER 30,
                                                                  1999
                                                              -------------
                                                                   (IN
                                                               THOUSANDS)
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Earnings:

Income before taxes and extraordinary item..................     $60,117

Adjustments:
  Fixed charges, as below...................................      36,135
  Interest capitalized......................................        (629)
                                                                 -------
Earnings as adjusted........................................     $95,623
                                                                 =======
Fixed Charges:

Interest on indebtedness (expense and capitalized)..........     $36,135
                                                                 =======
Ratio of Earnings to Fixed Charges..........................        2.65
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